Exhibit 99.1

Wausau Paper Terminates Shareholder Purchase Rights Plan

Declares $0.03 Dividend

MOSINEE, Wisconsin, December 15, 2014 – Wausau Paper Corp. (NYSE:WPP) today announced that its Board of Directors has approved the redemption of the rights accompanying its outstanding common stock under its Shareholder Purchase Rights Plan originally adopted in October 1998, and amended in October 2008.  The Shareholder Purchase Rights Plan was set to expire by its terms on October 31, 2018.  With this action, the Shareholder Purchase Rights Plan is effectively terminated immediately.

In addition, the Board of Directors today declared a cash dividend of $0.03 per share payable on February 17, 2015, to shareholders of record at the close of business on February 2, 2015.  Of the $0.03 per share declared, $0.01 represents the per purchase right redemption price under the terminated Shareholder Purchase Rights Plan.

About Wausau Paper:

Wausau Paper produces and markets a complete line of away-from-home towel and tissue products, as well as soap and dispensing systems. The Company is listed on the NYSE under the symbol WPP. To learn more about Wausau Paper visit wausaupaper.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:

The matters discussed in this news release concerning the Company’s future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements.  Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Form 10-K for the year ended December 31, 2013.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Investor and Media Contact:

Perry Grueber, Director Investor Relations

Email:   pgrueber@wausaupaper.com

Phone: 715.692.2056